UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                       8-K



                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the


                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                October 20, 1998



Commission               Registrants; State of Incorporation;     IRS Employer
File Number               Address; and Telephone Company         Identification
                                                                       No.

  1-11327                   Illinova Corporation                   37-1319890
                            (an Illinois Corporation)
                            500 S. 27th Street
                            Decatur, IL  62525
                            (217) 424-6600

   1-3004                   Illinois Power Company                 37-0344645
                            (an Illinois Corporation)
                            500 S. 27th Street
                            Decatur, IL  62525
                            (217) 424-6600



                  Total number of sequentially  numbered pages is 6.








Item 7.  Exhibits
--------------------------------------------------------------------------------

          (c)  Exhibits

                (99.1) Press Release, dated October 15, 1998
                (99.2) Press Release, dated October 19, 1998

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                   ILLINOVA CORPORATION
                                                   (Registrant)

                                                   By /s / Leah Manning Stetzner
                                                   ---------------------------
                                                   Leah Manning Stetzner
                                                   General Counsel and
                                                   Corporate Secretary
                                                   on behalf of
                                                   Illinova Corporation



Date:    October 20, 1998



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                   ILLINOIS POWER COMPANY
                                                   (Registrant)

                                                   By /s/ Leah Manning Stetzner
                                                   -----------------------------
                                                   Leah Manning Stetzner
                                                   Vice President, General
                                                   Counsel, and Corporate
                                                   Secretary on behalf of
                                                   Illinois Power Company


Date:    October 20, 1998

                  Exhibit Index

The following Exhibits are hereby filed as part of this Current Report on Form 8-K:

Exhibit
Number            Description

99.1              Press Release, dated October 15, 1998

99.2              Press Release, dated October 19, 1998

EXHIBIT 99.1


For release:                       Oct. 15, 1998

For information contact:           Shirley Swarthout 217-424-6400


ILLINOVA POSTS THIRD-QUARTER EARNINGS; ANNOUNCES SHARE REPURCHASE

             Modest earnings reflect continued impact
                    of replacement power costs

     Illinova Corp. today reported earnings of $27 million, or 37 cents per share of common stock (basic and diluted), for the third quarter 1998. This compares to earnings of $64 million, or 87 cents per common share (basic and diluted), for the same period a year ago.

         Year-to-date earnings are 4 cents per share, compared to $1.87 per common share through third quarter 1997. The substantial decline in quarterly and year-to-date earnings is consistent with Illinova's previous projections and is due primarily to replacement power costs throughout the summer months and greater than previously projected expenditures for recovery efforts at Clinton Power Station.

     After experiencing unprecedented and unexpected prices for power purchases during the last week of June, Illinova announced that Illinois Power's projected replacement power costs in 1998 would significantly exceed previous projections.

     At its Oct. 14 meeting the Board of Directors approved the repurchase of up to 12 million shares of Illinova common stock over the next six to 12 months in conjunction with Illinois Power's upcoming issuance of securitized debt. In November IP expects to issue $864 million of securitized debt and will use the proceeds to refinance its outstanding debt, to retire preferred equity, and to repurchase common equity.

EXHIBIT 99.2

For release                  Oct. 19, 1998

For information contact:     Bruce Paulsen (217) 424-6400


               WORK PROGRESSING ON CLINTON POWER STATION

     DECATUR, Ill. -- Illinois Power continues to make progress on work necessary to restart the Clinton Power Station and reaffirmed its commitment to quality and safety as it returns the station to service.

     "We want the recovery process to be thorough, because we expect Clinton to operate reliably for the long-term," said Illinois Power Chairman, President and CEO Charles E. Bayless.

     It now appears likely that the plant's restart will be after the first of the year. Moving restart into next year will increase the expense for the station's recovery process. 1998 operating and maintenance expenses for Clinton, previously projected at $195 million, now are expected to be about $210 million. 1999 operating and maintenance expenses for Clinton are projected to be about $150 million.